Ex. 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION

APPOINTS NEW BOARD MEMBER

Minneapolis, MN (November 16, 2022)  -  Winmark Corporation (Nasdaq: WINA) announced today that it has named Amy C. Becker to its Board of Directors.  Currently, Ms. Becker is Chief Legal Officer and Corporate Secretary at Donaldson Company, Inc. (NYSE: DCI), a global leader in technology-led filtration products and solutions.

“We are pleased to welcome Amy Becker to the Winmark Board,” stated Brett D. Heffes, Chairman and Chief Executive Officer. “Her extensive experience with public company governance, legal strategy and executive management will be invaluable to Winmark as we execute our growth plans and pursue our mission to provide Resale for Everyone™.”

Winmark - the Resale Company®, is a nationally recognized franchising business focused on sustainability and small business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At September 24, 2022, there were 1,291 franchises in operation and over 2,800 available territories.  An additional 54 franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.